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                                                                     Exhibit 5.3

                    [Letterhead of BP Canada Energy Company]

February 21, 2002

BP Canada Finance Company
240 - 4/th/ Avenue, S.W.
Calgary, Alberta
T2P 4H4

Dear Sirs:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a shelf registration statement on Form F-3 (the "Registration Statement") of guaranteed debt securities (the "Securities") of BP Canada Finance Company, a Nova Scotia company (the "Company"), I have, as counsel to the Company, examined such corporate records, certificates and other documents and considered such questions of law as I have considered necessary or appropriate for the purposes of this opinion. All capitalized words herein not otherwise defined shall have the same meanings as set out in the indenture to be entered into among the Company, the Guarantor and the Trustee prior to the issuance of Securities of the Company. I have further assumed that the Indenture will be executed in the form of Indenture attached as an exhibit to the Registration Statement.

Based on such examination, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing under the laws of Nova Scotia.

2.  When:

    (a)  the Registration Statement has become effective under the Act;

    (b) the Indenture relating to the Securities and the Guarantee has been duly executed and delivered;

    (c) the terms of the Securities and of their issue and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or breach of any agreement binding upon the Company;

    (d) the terms of the Guarantee have been duly established in conformity with such Indenture;

    (e) the Securities have been duly executed and authenticated in accordance with such Indenture;

    (f) the Guarantees have been endorsed on the Securities and executed as contemplated in such Indenture; and

    (g) the Securities have been issued and sold as contemplated in the Registration Statement,

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then the Securities will constitute valid and legally binding obligations of the
Company in accordance with, and subject to, the terms thereof and of the Indenture.

My opinions expressed above are subject to the following:

     (a) the effects of any applicable bankruptcy, winding-up, liquidation, insolvency, fraudulent preference, re-organization, moratorium or any other laws affecting the enforcement of creditors' rights and remedies generally, including, without limitation, the applicable provisions of the Bankruptcy and Insolvency Act (Canada), Winding-Up and Restructuring Act (Canada) and the Companies' Creditors Arrangement Act (Canada);

     (b) general principles of equity which may apply to any proceeding including, without limitation, the powers of the court to stay proceedings before them, to stay the execution of judgments and to relieve from the consequences of default and the discretion of a court to review or limit the recovery of legal fees or other expenses;

     (c) equitable remedies, such as specific performance and injunctive relief, may only be available in the discretion of the court and accordingly may not be available as a remedy in any particular circumstance;

     (d) claims becoming barred under laws regarding limitation of actions;

     (e) the Judgment Interest Act (Alberta) limits interest on a judgment debt;

     (f) the Currency Act (Canada) precludes a court in Canada from giving a judgment in any currency other than Canadian currency;

     (g) I express no opinion on any provision governing the Securities which may provide or have the effect of providing for a higher rate of interest after than before default or for the payment of rates and/or fees which may exceed the "criminal interest rate" provisions of the Criminal Code (Canada);

     (h) enforceability of rights of indemnity may be limited to the extent that any such indemnity is found by a court to indemnify a party against the consequences of an unlawful act or is found to constitute a penalty or be against public policy; and

     (i) the application by a Canadian court of the laws of New York in respect of the Securities, as to which I express no opinion.

In rendering this opinion I have, with your approval, relied as to all matters governed by the laws of the United States or the State of New York upon the opinion of D.B. Pinkert, counsel to BP Capital Markets America, Inc., delivered to the Company, among others, on this date. Except for reliance on the opinion noted above, this opinion is limited to the laws of the provinces of Nova Scotia and Alberta and the laws of Canada applicable therein. I wish to point out that I am a member of the Law Society of Alberta and do not hold myself out as an expert in the laws of other provinces.

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I hereby consent to the filing of this opinion as an exhibit to the Registration
Statement. In giving such consent, I do not admit that I am within the category of person whose consent is required under Section 7 of the Act.

Yours truly,

/s/ Francine Swanson

Francine Swanson, Q.C.
Senior Legal Counsel
BP Canada Energy Company